UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 17, 2018

 SELLAS Life Sciences Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On December 17, 2018, Gene Mack submitted his resignation as Chief Financial Officer and Treasurer of SELLAS Life Sciences Group, Inc. (the “Company”), effective immediately.

Engagement of Former Interim Chief Financial Officer as Consultant

On December 17, 2018, the Company engaged Aleksey Krylov as a consultant to provide financial services to the Company on an interim basis for an initial term of three months. Mr. Krylov previously served as the Company’s Chief Financial Officer from October 24, 2017 through April 20, 2018. Mr. Krylov will receive a consulting fee of $17,250 per month.

Appointment of Interim Principal Accounting Officer

On December 17, 2018, the Board of Directors (the “BOD”) of the Company appointed John T. Burns, the Company’s Vice President, Finance and Corporate Controller, as the Company’s interim principal accounting officer. Mr. Burns, age 33, joined the Company in May 2013 and has held various positions of increasing responsibility during his tenure, including his current position of Vice President, Finance and Corporate Controller which he has held since December 30, 2017. Prior to joining the Company, Mr. Burns was a Securities and Exchange Reporting Manager at Pixelworks, Inc. (NASDAQ: PSLW), and began his career in public accounting at Moss Adams LLP. Mr. Burns received a B.S.M. in Finance and Master of Accounting degree from Tulane University. He is an active Certified Public Accountant.

Mr. Burns entered into an employment agreement with the Company (the “Employment Agreement”) on January 11, 2018, with an effective date of December 30, 2017, pursuant to which he is entitled to an initial base salary of $235,000 per year, subject to adjustment at the discretion of the BOD. Mr. Burns is eligible to earn an annual bonus equal to up to 30% of his base salary, determined in the sole discretion of the BOD. The Employment Agreement also provides that Mr. Burns is eligible to participate in any employee benefit plans of the Company of general applicability to other employees of the Company including, without limitation, group medical, dental, vision, disability, life insurance, and flexible spending account plans. Commencing on the 18-month anniversary of the effective date of the Employment Agreement, if Mr. Burns both (i) is terminated by the Company without cause or Mr. Burns resigns from employment for good reason, in each case as such terms are defined in the Employment Agreement, and (ii) reasonably cooperates with the Company in all matters relating to the winding up of Mr. Burns’ pending work on behalf of the Company, Mr. Burns will be entitled to receive continuing severance pay at a rate equal to 100% of his base salary as then in effect for a period of nine months from the effective date of such termination. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with Mr. Burns’ appointment, the Company entered into its standard form indemnity agreement for executive officers and directors with Mr. Burns.

Mr. Burns does not have any family relationship with any director or other executive officer of the Company. There have been no related party transactions between the Company and Mr. Burns reportable under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1
Employment Agreement by and between SELLAS Life Sciences Group, Inc. and John Burns, dated January 11, 2018 incorporated by reference herein from the Company’s Form 8-K Exhibit 10.1 filed on January 18, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date:	December 18, 2018	By:	/s/ Barbara A. Wood
Barbara A. Wood Executive Vice President, General Counsel